UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2016

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

(855) 979-2012

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2016, WPX Energy, Inc., a Delaware corporation (“WPX” or the “Company”), WPX Energy Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of WPX (“Holdings”), and Terra Energy Partners LLC, a Delaware limited liability company (“Terra” or the “Buyer”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Buyer will purchase from Holdings all of the outstanding membership interests in WPX Energy Rocky Mountain, LLC, a Delaware limited liability company (“RMT” and such membership interests, the “RMT Equity”). RMT owns the Company’s operations located in the Piceance Basin, Colorado. The transactions contemplated by the Purchase Agreement are referred to herein as the “Transactions”.

The board of directors of WPX has unanimously approved the Purchase Agreement and the Transactions. WPX is a party to the Purchase Agreement solely for purposes of acting as a guaranty of certain indemnity obligations of Holdings under the Purchase Agreement.

Purchase Agreement

Under the Purchase Agreement, the Buyer agreed to purchase the RMT Equity for $910,000,000, subject to certain purchase price adjustments, including adjustments for certain title and environmental defects asserted prior to the closing. Except for its remedy for a breach of Holdings’ special warranty of title and its remedy of a breach by Holdings of certain limited representations and interim period covenants, the Buyer’s exclusive remedy for title matters and environmental matters, will be handled through a title or environmental defect mechanism. Within one business day following the execution of the Purchase Agreement, $91,000,000 (the “Escrow Amount”) will be deposited by Buyer into an escrow account as a deposit to be applied against the purchase price at the closing.

Conditions to the Closing of the Transactions and Termination Rights

The completion of the Transactions is subject to the satisfaction or waiver of certain customary conditions, including, among others: (a) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (b) the absence of any governmental litigation related to the Transactions; (c) the material accuracy of the parties’ representations and warranties as of the closing; (d) the parties’ material performance of their obligations under the Purchase Agreement; and (e) the absence of a material adverse effect on RMT or its assets.

The Purchase Agreement may be terminated (a) by mutual consent of the parties; (b) by Holdings or the Buyer if their respective conditions to closing have not been satisfied by April 8, 2016; (c) by either party if the Transactions have not closed prior to June 30, 2016; or (d) by either party if the aggregate adjustments to the purchase price exceeds 15% of the unadjusted purchase price.

If the Purchase Agreement is terminated by Holdings as a result of the Buyer’s failure to consummate the Transactions at a time when Holdings has satisfied its covenants and conditions to closing, Holdings will be entitled to the Escrow Amount as liquidated damages. If the Purchase Agreement is terminated for any other reason, the Escrow Amount will be returned to the Buyer. If the Buyer terminates the Purchase Agreement as a result of Holdings’ failure to consummate the Transactions at a time when the Buyer has satisfied its covenants and conditions to closing, the Buyer may seek any remedies available to the Buyer at law or equity.

Non-Solicit

Holdings has agreed, among other things, not to directly or indirectly, encourage, initiate, solicit or engage in any proposal or inquiry from, or discussion or negotiation with, or provide any information to, any third party concerning a purchase of the RMT Equity or RMT’s assets, between the signing of the Purchase Agreement and the closing date.

Other Terms of the Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also contains customary mutual pre-closing covenants, including the obligation of Holdings to cause RMT to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the Buyer. In addition, Holdings has agreed to indemnify the Buyer for certain damages, including damages incurred for liabilities unrelated to RMT’s Piceance basin operations.

The Purchase Agreement also provides for the transfer from WPX to RMT of and the entry by RMT into certain hedge arrangements having an aggregate value of approximately $95,000,000. In addition, the Purchase Agreement requires RMT to assume from WPX certain firm transportation and gathering agreements with aggregate commitments for 2016 and thereafter totaling approximately $175,000,000 over the term of those agreements.

The foregoing summary of the Purchase Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about WPX. In particular, the representations, warranties and covenants contained in the Purchase Agreement (a) were made only for purposes of the Purchase Agreement and as of specific dates, (b) were solely for the benefit of the parties to the Purchase Agreement, (c) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, (d) were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters subject to representations and warranties as facts, and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by WPX. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about WPX that is included in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

Press Release Announcing the Transactions

On February 9, 2016, WPX issued a press release announcing entry into the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings. This report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication and the exhibits referenced or incorporated herein include and reference forward-looking statements, including but not limited to those regarding the proposed Transactions. These statements may also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. Forward-looking statements may use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “forecast” and similar terms and phrases to identify forward-looking statements, and include the assumptions that underlie such statements. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, there can be no assurance that the results implied or expressed in such forward-looking statements or information or the underlying assumptions will be realized and that actual results of operations or future events will not be materially different from the results implied or expressed in such forward-looking statements or information. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the Transactions in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transactions; the possibility of litigation (including related to the Transactions); unknown, underestimated or undisclosed commitments or liabilities; the level of demand for the Company’s products, which is subject to many factors, including uncertain global economic and industry conditions, and natural gas and oil prices generally; state and federal environmental, economic, health and safety, energy and other policies and regulations, including those related to climate change and any changes therein, and any legal or regulatory investigations, delays or other factors beyond the control of the Company or Terra; and other risks described in the Company’s SEC filings. The forward-looking statements in this communication speak only as of the date of this communication. Under no circumstances should the inclusion of the forward-looking statements or information be regarded as a representation, undertaking, warranty or prediction by the Company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the Company will achieve or is likely to achieve any particular results.

The forward-looking statements or information are made as of the date hereof and the Company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements or information, whether as a result of new information, future events or otherwise. Recipients are cautioned that forward-looking statements or information are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements or information due to the inherent uncertainty therein.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Date: February 9, 2016	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Membership Interest Purchase Agreement by and Among WPX Energy Holdings, LLC, as Seller, WPX Energy, Inc., solely for purposes of Section 14.15, and Terra Energy Partners LLC, as Purchaser, dated February 8, 2016

Exhibit 99.1	Press Release dated February 9, 2016